UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2011

OCZ TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34650	04-3651093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue
San Jose, California  95119
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 733-8400

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 28, 2011, OCZ Technology Group, Inc., a Delaware corporation (“OCZ”), filed a Current Report on Form 8-K (the “March 8-K”), with the Securities and Exchange Commission (the “SEC”) to report the completion of its previously announced acquisition of Indilinx Co., Ltd. (“Indilinx”), a company organized under the laws of the Republic of Korea, pursuant to that certain  Share Purchase Agreement dated March 14, 2011, as  amended on March 22, 2011, by and among OCZ, the shareholders of Indilinx and DLS Law Firm, as Seller Representative (the “Agreement”).

In its March 8-K, OCZ stated that it intended to file the financial statements and pro forma financial information required by parts (a) and (b) of Item 9.01 of Form 8-K not later than seventy-one (71) calendar days after the date the March 8-K was required to be filed with the SEC.  OCZ hereby amends the March 8-K in order to include the required financial statements and pro forma financial information for Indilinx.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited statements of financial position of Indilinx as of December 31, 2010 and 2009 and the related statements of operations, disposition of accumulated deficit, changes in equity and cash flows for the years ended December 31, 2010 and 2009, together with the report thereon of E-chon Accounting Corporation, are attached hereto as Exhibit 99.1.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of OCZ as of February 28, 2011 and the related pro forma condensed combined statements of operations for the fiscal year ended February 28, 2011, are attached hereto as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.

By:	/S/ Arthur F. Knapp, Jr.
Arthur F. Knapp, Jr. Chief Financial Officer

Date:	June 3, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1
Audited Balance Sheets of Indilinx Co., Ltd., as of December 31, 2010 and 2009 and the related Statements of Operations, Disposition of Accumulated Deficit, Changes in Equity and Cash Flows for the years ended December 31, 2010 and 2009.

99.2
Unaudited Pro Forma Condensed Combined Balance Sheet of OCZ Technology Group, Inc. as of February 28, 2011 and the related Unaudited Pro Forma Condensed Combined Statements of Operations for fiscal year ended February 28, 2011.